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\                                                                  EXHIBIT 4.15


                              CERTIFICATE OF TRUST

                                       OF

                           NEWFIELD FINANCIAL TRUST II


                  THIS Certificate of Trust of Newfield Financial Trust II (the "Trust"), dated as of August 28, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

                  1. Name. The name of the business trust formed hereby is Newfield Financial Trust II.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are First Union Trust Company, National Association, One Rodney Square, 920 King Street, Wilmington, Delaware 19801, Attention:
Corporate Trust Administration.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                          FIRST UNION TRUST COMPANY, NATIONAL
                          ASSOCIATION, not in its individual capacity but solely as trustee of the Trust



                          By:        /s/ EDWARD L. TRUITT, JR.
                             ---------------------------------------
                                   Name: Edward L. Truitt, Jr.
                                   Title:   Vice President



                          TERRY W. RATHERT, not in his individual capacity but solely as trustee of the Trust



                             /s/ Terry W. Rathert
                             ---------------------------------------